Exhibit 24.1

POWER OF ATTORNEY

     The undersigned does hereby appoint G. Peter D’Aloia, J. Paul McGrath and Gary J. Van Domelen as his true and lawful attorneys to sign American Standard Companies Inc. (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2003, and any amendments thereto, on behalf of the undersigned as a director and as Chief Executive Officer of the Company, and to file the same, with any exhibits thereto, with the Securities and Exchange Commission; each of said attorneys shall have the power to act hereunder with or without the others.

Date: February 5, 2004	/s/ Frederic M. Poses

Frederic M. Poses